EXCHANGE AGREEMENT

            THIS AGREEMENT is made as of this 23rd day of March, 2013, by and among BRAZIL MINING, INC., a Delaware corporation (“BMI”), and BRAZIL MINERALS, INC., a Nevada corporation (“BMIX” and collectively with BMI,  the “Parties”).

            WHEREAS, as of the date of this Agreement, BMI owns a 55% equity interest in Mineração Duas Barras Ltda. (“Duas Barras”), a company legally organized and operating in the Federative Republic of Brazil (“Brazil”);

            WHEREAS, on January 2, 2013, BMIX exercised an option to acquire from BMI for $800,000 in cash a 20% share of the monthly diamond production that BMI actually receives in respect of BMI’s 55% equity interest in Duas Barras (the “Equity Interest”);

            WHEREAS, the Parties believe that it is desirable and in their mutual best interests that, upon the terms and conditions set forth herein, BMI sell, transfer, and convey to a Brazilian subsidiary of BMIX the entire Equity Interest.

            NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements the “Parties” agree as follows:

ARTICLE I

THE TRANSACTION

1.1       The Exchange. On the Closing Date, and at the Closing Time, as defined herein, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, BMI shall sell, transfer, and convey to the BMIX Subsidiary (as such term is hereinafter defined), the rights to all profits, losses and appreciation or depreciation and all other economic and voting interests of any kind in the entire Equity Interest, including all rights and obligations appurtenant thereto, and BMIX shall assume all financial obligations of BMI relating to the Equity Interest, in exchange for the issuance by BMIX to BMI of an aggregate of 1,000,000 shares of Common Stock, par value $.001 per share, of BMIX (the “BMIX Shares”).  Upon the request of BMIX, BMI shall, in accordance with the applicable laws and regulations of Brazil and state and municipal codes, perform all that is necessary to enable the transfer to the BMIX Subsidiary of record title ownership of the entire Equity Interest (“Title Transfer”).  While the Title Transfer has not occurred, BMI shall, in accordance with the applicable laws and regulations of Brazil and state and municipal codes, operationally administer the Equity Interest for the benefit of BMIX; the specific mechanisms of this administration shall be detailed between BMI and BMIX in separate agreements as the case may be and involve payment to BMI of BMI’s out of pocket expenses. It is the intent of the parties that the BMIX Subsidiary shall be the beneficial owner of the entire Equity Interest and BMI shall be the nominee of BMIX Subsidiary regarding the entire Equity Interest until such time as record title to the entire Equity Interest is transferred to the BMIX Subsidiary. The events set forth in this Section 1.1 shall be referred to herein as the “Exchange.” Immediately upon consummation of the Exchange, the Option Agreement, dated as of December 19, 2012 between the Parties, shall be deemed to be terminated and no longer of any force or effect.

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1.2       Closing.           The Closing hereunder shall take place at the offices of Ofsink, PLLC, 900 Third Avenue, 5th Floor, New York, New York 10022 or at such other place as the Parties may agree upon, on a date to be set by the Parties, which shall be no later than five days after the satisfaction by the Parties of all conditions to closing set forth in Article IV.  The date and time on which the closing occurs shall be the Closing Date and Closing Time, respectively.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BMIX

            BMIX represents and warrants to BMI, as follows:

2.1        Due Authorization.    This Agreement has been duly and validly executed and delivered by BMIX and constitutes a valid and binding Agreement of BMIX enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. BMIX has all requisite entity power and authority to enter into and carry out this Agreement and to consummate the Exchange.

2.2       Absence of Breach; No Consents.      The execution, delivery, and performance of this Agreement, and the performance by BMIX of its obligations hereunder, do not, nor will with the giving of notice or passage of time or both:

2.2.1    conflict with or result in a breach of any of the provisions of the Articles of Incorporation of BMIX, as amended to date, or the Nevada Revised Statutes;

2.2.2    contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, BMIX or any of its material properties;

2.2.3    conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of, or default under, any material indenture,  loan,  credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon BMIX, or to which  BMIX is subject; or

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2.4.4    require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BMI

            BMI represents and warrants to BMIX, as follows:

3.1       Due Authorization.     This Agreement has been duly and validly executed and delivered by BMI and constitutes a valid and binding Agreement enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally.

3.2       Absence of Breach; No Consents.      The execution, delivery, and performance of this Agreement, and the performance by BMI of its obligations hereunder, does not nor will with the giving of notice or passage of time or both:

3.2.1    contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, BMI;

3.2.2    conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of or default under any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon BMI; or

3.2.3    require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

3.3       Investment Representations.

            3.3.1    Acquisition for Own Account. The BMIX Shares to be received by BMI hereunder will be acquired for investment for BMI’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and BMI has no present intention of selling, granting any participation in, or otherwise distributing the same, except that BMI may dividend all or a portion of the BMIX Shares to BMI’s shareholders.

            3.3.2    Restricted Securities. BMI understands that the BMIX Shares being issued to it are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “1933 Act”), inasmuch as they is being acquired from BMIX in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, BMI represents that BMI is familiar with Rule 144 promulgated under the 1933 Act, and understand the resale limitations imposed thereby and by the 1933 Act.

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ARTICLE IV

CONDITIONS TO CLOSING

4.1       Conditions to Obligations of the Parties. The obligations of the Parties to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by the appropriate Party:

            4.1.1    There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Exchange;

            4.1.2    Each of the Parties to this Agreement shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Exchange; and

            4.1.3    The representations and warranties of each of the other Parties to this Agreement set forth in this Agreement shall be true in all material respects as of the date of this Agreement and as if made as of such time.

4.2       Conditions to Obligations of BMIX. The obligations of BMIX to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived by BMIX:

             4.2.1   BMIX shall have formed and organized a Brazilian subsidiary, 99.99% of the equity of which shall be owned by BMIX (the “BMIX Subsidiary”);

            4.2.2    BMIX shall have received from BMI and any other person, firm or entity all such fully signed Brazilian documents and instruments as shall be necessary to transfer to BMIX or the BMIX Subsidiary good title, free and clear of all liens and encumbrances, to the Equity Interest and to all contracts and agreements appurtenant thereto.

            4.2.3    BMIX shall have received, on and as of the Closing Date, such other closing documents and instruments as BMIX shall reasonably request, in each case reasonably satisfactory in form and substance to BMIX and its U.S. and/or Brazilian counsel.

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4.3       Conditions to Obligations of BMI. The obligations of BMI to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived by BMI:

            4.3.1  BMIX shall have formed and organized the BMIX Subsidiary;

            4.3.2  BMIX shall have assumed from BMI all obligations of BMI under all documents and agreements pertaining to Duas Barras and the Equity Interest and BMI shall have received from BMIX an indemnification, in form and substance satisfactory to BMI, against all such liabilities and obligations;

            4.3.3    BMI shall have received, free and clear of all liens, pledges or encumbrances, a certificate representing all of the BMIX Shares.

            4.3.4    BMI shall have received, on and as of the Closing Date, such other closing documents and instruments as BMI shall reasonably request, in each case reasonably satisfactory in form and substance to BMI and its counsel.

ARTICLE V

POST-CLOSING COVENANT

5.1 Duas Barras Financial Statements. Not later than sixty (60) days before the deadline for BMIX to file with the Securities and Exchange Commission the requisite financial statements of Duas Barras in order that BMIX meet its filing obligations as a result of the consummation of the Exchange, BMI shall cause there to be prepared and delivered to BMIX the audited financial statements of Duas Barras, as well as any unaudited financial statements of Duas Barras and  pro forma financial statements regarding the Exchange. BMIX shall pay the entire expense for the preparation, audit and delivery of such financial statements.

ARTICLE VI

GENERAL PROVISIONS

6.1      Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.2       Miscellaneous. This Agreement:

            6.2.1    and the other agreements and instruments executed and delivered in connection herewith constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof;

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            6.2.2 is not intended to confer upon any other person, other than to the Parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies hereunder;

            6.2.3    shall not be assigned by operation of law or otherwise;

            6.2.4    shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, provided, the corporate laws of the State of Nevada shall govern all issues concerning the relative rights of BMIX and its shareholders; and

            6.2.5    shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives;

6.3       Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

6.4    Severability.  If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever.

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            IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.

BRAZIL MINERALS, INC.

By:__/s/ Marc Fogassa_________

            Name: Marc Fogassa

            Title: Chief Executive Officer

BRAZIL MINING, INC.

By__/s/ Marc Fogassa__________

            Name: Marc Fogassa

            Title: Chief Executive Officer

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